EXHIBIT 11.1

                                 EMCON
                COMPUTATION OF INCOME (LOSS) PER SHARE
                 (In thousands except per share data)

                                                                                       Twelve months ended
                                                                                            December 31,
                                                                                  1996          1995          1994
                                                                                  ----          ----          ----

Net income (loss) .........................................................    $(10,091)     $ 1,786     $(1,917)

     Pro forma interest income related to modified
     treasury stock method ................................................        N/A           221         N/A
                                                                               --------      -------     -------

Adjusted net income (loss) ................................................    $(10,091)     $ 2,007     $(1,917)
                                                                               ========      =======     =======


Weighted average number of common shares outstanding
during the period .........................................................       8,485        8,274       7,919

     Common equivalent shares from outstanding stock options using the
     modified treasury stock method........................................         N/A          687         N/A


     Incremental shares to reflect full dilution ..........................        N/A             0         N/A
                                                                               --------      -------     -------

Total shares for purposes of calculating diluted
income (loss) per share (1) ...............................................       8,485        8,961       7,919
                                                                               ========      =======     =======

Primary income (loss) per share ...........................................    $  (1.19)     $  0.22     $ (0.24)
                                                                               ========      =======     =======

Fully diluted income (loss) per share .....................................    $  (1.19)     $  0.22     $ (0.24)
                                                                               ========      =======     =======

--------------------------------------------------------

(1) This  calculation is submitted in accordance  with  Regulation S-K
Item 601(b)(11) although not required by footnote 2 to paragraph 14 to APB opinion No. 15, because it results in dilution of less than 3%.





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